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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement of CKX, Inc. on Form S-1 of our report dated April 8, 2005 relating to the combined financial statements of The Presley Business as of December 31, 2004 and 2003 and for each of the three years ended December 31, 2004 appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
 Memphis, Tennessee

April 11, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM